FOR IMMEDIATE RELEASE

PINNACLE ACQUIRES INTEREST IN BANKERS HEALTHCARE GROUP, LLC
Anticipated accretion to diluted EPS of 7 - 9% in 2015

            NASHVILLE, Tenn., Feb. 4, 2015 – Pinnacle Financial Partners, Inc. (Nasdaq/NGS: PNFP) announced today that its subsidiary, Pinnacle Bank, has acquired a 30 percent interest in Bankers Healthcare Group, LLC ("BHG"), a privately held company, for $75 million.
            BHG is a leading provider of financing solutions for healthcare professionals throughout the United States. BHG's loan originations are sourced through a variety of distribution channels and primarily sold through an online auction process to a network of approximately 200 community banks. BHG's total revenues for the year ended Dec. 31, 2014 approximated $98 million with a pretax income of approximately $49 million.
            "BHG's reputation in the medical community, growth trajectory and solid leadership make for a strong partnership," said M. Terry Turner, Pinnacle's president and chief executive officer. "We have enjoyed partnering with BHG over the last few years on several initiatives and look forward to working more closely together. We are particularly excited about incremental potential to distribute our financial services through their national distribution channel. While Pinnacle's affiliation has the potential to have a modest impact on our balance sheet volumes, the investment primarily will serve to increase and diversify our fee income, which has been an important strategic objective for our firm."
            As part of the investment, Pinnacle will designate one member of BHG's four-person board. BHG's other three founders and executive officers will retain a 70 percent beneficial ownership interest in BHG and have contractually agreed to remain with the firm for an extended period of time.
            "We are very excited about our affiliation with Pinnacle," said Al Crawford, BHG's chief executive officer and one of its three founders. "We believe that, as a result of this partnership, we will be even better positioned to continue the growth and profitability we have enjoyed. We look forward to exploring new opportunities that are available to both firms." Pinnacle expects that the investment will be approximately 7 to 9 percent accretive to the firm's estimated earnings per share in 2015. The investment was funded through a combination of cash and bank debt.
            Sandler O'Neill + Partners, L.P. acted as financial advisor to Pinnacle Financial Partners, Inc. and Pinnacle Bank in connection with the transaction.

ABOUT BANKERS HEALTHCARE GROUP
            Since 2001, Bankers Healthcare Group has been committed to providing financing solutions for healthcare professionals, allowing them to remain focused on delivering high quality health care to their patients. BHG has provided more than $1 billion in funding to thousands of satisfied customers nationwide and has been recognized by Inc. magazine eight times as one of America's fastest growing organizations. BHG has also been named one of the Top 10 Best Places to Work in Central New York in 2013 and 2014. The three founders and principals at BHG were awarded E&Y's Entrepreneur of the Year in the financial services category for the state of Florida in 2012. For additional information, please visit www.bhg-inc.com.

ABOUT PINNACLE FINANCIAL PARTNERS
            Pinnacle Financial Partners provides a full range of banking, investment, trust, mortgage and insurance products and services designed for businesses and their owners and individuals interested in a comprehensive relationship with their financial institution.
            The firm began operations in a single downtown Nashville location in October 2000 and has since grown to approximately $6.0 billion in assets at Dec. 31, 2014. At Dec. 31, 2014, Pinnacle is the second-largest bank holding company headquartered in Tennessee, with 29 offices in eight Middle Tennessee counties and five offices in Knoxville. Additionally, Great Place to Work® named Pinnacle one of the best workplaces in the United States on its 2014 Best Small & Medium Workplaces list published in FORTUNE magazine. The American Banker also recognized Pinnacle as the best bank to work for in the country.
            Additional information concerning Pinnacle, which is included in the NASDAQ Financial-100 Index, can be accessed at www.pnfp.com.

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Certain of the statements in this release may constitute forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. The words "expect," "anticipate," "goal," "objective," "intend," "plan," "believe," "should," "seek," "estimate" and similar expressions are intended to identify such forward-looking statements, but other statements not based on historical information may also be considered forward-looking. All forward-looking statements are subject to risks, uncertainties and other factors that may cause the actual results, performance or achievements of Pinnacle Financial to differ materially from any results expressed or implied by such forward-looking statements. Such risks include, without limitation, (i) deterioration in the financial condition of borrowers resulting in significant increases in loan losses and provisions for those losses; (ii) continuation of the historically low short-term interest rate environment; (iii) the inability of Pinnacle Financial or companies in which Pinnacle Financial has significant investments to continue to increase their loan portfolio at recent growth rates; (iv) changes in loan underwriting, credit review or loss reserve policies associated with economic conditions, examination conclusions, or regulatory developments; (v) effectiveness of Pinnacle Financial's asset management activities in improving, resolving or liquidating lower-quality assets; (vi) increased competition with other financial institutions; (vii) greater than anticipated adverse conditions in the national or local economies including the Nashville-Davidson-Murfreesboro-Franklin MSA and the Knoxville MSA; (viii) rapid fluctuations or unanticipated changes in interest rates on loans or deposits; (ix) the results of regulatory examinations; (x) the ability to retain large, uninsured deposits; (xi) the development of any new geographic market other than Nashville or Knoxville; (xii) a merger or acquisition; (xiii) risks of expansion into new geographic or product markets; (xiv) any matter that would cause Pinnacle Financial to conclude that there was impairment of any asset, including intangible assets; (xv) reduced ability to attract additional financial advisors (or failure of such advisors to cause their clients to switch to Pinnacle Financial) or otherwise to attract customers from other financial institutions; (xvi) further deterioration in the valuation of other real estate owned and increased expenses associated therewith; (xvii) inability to comply with regulatory capital requirements, including those resulting from changes to capital calculation methodologies and required capital maintenance levels; (xviii) risks associated with litigation, including the applicability of insurance coverage; (xix) approval of the declaration of any dividend by Pinnacle Financial's board of directors, (xx) the vulnerability of our network and online banking portals to unauthorized access, computer viruses, phishing schemes, spam attacks, human error, natural disasters, power loss and other security breaches, (xxi) the possibility of increased compliance costs as a result of increased regulatory oversight including oversight of companies in which Pinnacle has significant investment and the development of additional banking products for our corporate and consumer clients, and (xxii) changes in state and federal legislation, regulations or policies applicable to banks and other financial service providers, including implementation of the Dodd-Frank Wall Street Reform and Consumer Protection Act. A more detailed description of these and other risks is contained in Pinnacle Financial's most recent annual report on Form 10-K filed with the Securities and Exchange Commission on February 25, 2014 and Pinnacle Financial's most recent quarterly report on Form 10-Q filed with the Securities and Exchange Commission on November 7, 2014. Many of such factors are beyond Pinnacle Financial's ability to control or predict, and readers are cautioned not to put undue reliance on such forward-looking statements. Pinnacle Financial disclaims any obligation to update or revise any forward-looking statements contained in this report, whether as a result of new information, future events or otherwise.